    As filed with the Securities and Exchange Commission on November 1, 2001
                                                 Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ______________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                                _________________

                           NUANCE COMMUNICATIONS, INC.
               (Exact name of issuer as specified in its charter)

                              ____________________

                 DELAWARE                              94-3208477
         (State of incorporation)                   (I.R.S. Employer
                                                 Identification Number)

                               1005 Hamilton Court
                          Menlo Park, California 94025
                    (Address of principal executive offices)
                             ______________________

                                 2000 STOCK PLAN
                        2000 EMPLOYEE STOCK PURCHASE PLAN
                       2001 NONSTATUTORY STOCK OPTION PLAN
                           (Full title of the plan(s))

                             ______________________

                                 Ronald A. Croen
                      President and Chief Executive Officer
                           Nuance Communications, Inc.
                               1005 Hamilton Court
                          Menlo Park, California 94025
                     (Name and address of agent for service)

                                 (650) 847-0000
          (Telephone number, including area code, of agent for service)
                            _______________________

                                    Copy to:
                             Steven E. Bochner, Esq.
                        WILSON SONSINI GOODRICH & ROSATI
                            Professional Corporation
                               650 Page Mill Road
                        Palo Alto, California 94304-1050
                            ________________________

================================================================================

                                                          CALCULATION OF REGISTRATION FEE
=================================================================================================================================
                                                                                       Proposed        Proposed
                       Title of                                   Maximum              Maximum         Maximum
                      Securities                                   Amount             Offering         Aggregate         Amount of
                         to be                                     to be              Price Per        Offering        Registration
                      Registered                                Registered(1)           Share           Price              Fee
------------------------------------------------------------------------------------------------------------------------------------
     Common Stock, par value $0.001 per share
     Reserved under the 2000 Stock Plan .....................    239,756    shares    $  7.91 (2)   $ 1,896,469.96     $     474.12
     Subject to outstanding options under the 2000 Stock
     Plan ...................................................  1,689,776.00 shares    $ 11.60 (3)   $19,601,401.60     $   4,900.36

     Reserved under the 2000 Employee Stock Purchase Plan ...    643,177.00 shares    $  6.72 (4)   $ 4,322,149.44     $   1,080.54
     Reserved under the 2001 Nonstatutory Stock Option
     Plan ...................................................    500,000.00 shares    $  7.91 (5)   $ 3,955,000.00     $     988.75
                                                               ------------                         --------------     ------------
            TOTAL                                              3,072,709.00 shares                  $29,775,021.00     $   7,443.77
====================================================================================================================================

(1) For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement has been broken down into four subtotals.
(2) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $7.91 per share, the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq National Market on October 31, 2001.
(3) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of the weighted average exercise price of $11.60 per share for outstanding options to purchase a total of 1,689,776 shares of Common Stock.
(4) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $6.72 per share (85% of the average of the high and the low prices of the Registrant's Common Stock as reported on the Nasdaq National Market on October 31, 2001). Pursuant to the 2000 Employee Stock Purchase Plan, shares are sold at 85% of the lesser of the fair market value of such shares on the first day of each offering period or the last day of each offering period.
(5) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $7.91 per share, the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq National Market on October 31, 2001.

                           NUANCE COMMUNICATIONS, INC.
                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         We incorporate by reference into this Registration Statement the following documents and information filed by Nuance Communications, Inc. with the Securities and Exchange Commission:

         (a) Our Annual Report on Form 10-K, for the year ended December 31, 2000, filed on April 2, 2001.

         (b) Our Quarterly Report on Form 10-Q, for the quarter ended June 30, 2001, filed on August 14, 2001.

         (c) The description of the common shares contained in our Registration Statement on Form 8-A, filed on April 3, 2000 including any reports filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") for the purpose of updating such description.

         All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement that includes that all securities offered pursuant to this Registration Statement have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the date of such documents are filed. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superceded for purposes of this Registration Statement to the extent that a statement contained herein modifies or supercedes such statement. Any such statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         As permitted by Section 145 of the Delaware General Corporation Law, our Certificate of Incorporation includes a provision that eliminates the personal liability of our directors for monetary damages for breach of their fiduciary duty as a director to the fullest extent permitted under Delaware General Corporation Law. In addition, our Bylaws provide that we shall indemnify our directors and officers and may indemnify our employees and other agents to the extent permitted under Delaware General Corporation Law. Our bylaws also permit us to secure insurance on behalf of any director, officer, employee or agent against any liability arising out of his or her actions in such capacity, regardless of whether we have the power to indemnify such individual against such liability under the provisions of the Delaware General Corporation Law.

         Our policy is to enter into indemnification agreements with each of our directors and executive officers that provide the maximum indemnity allowed to directors and executive officers by Section 145 of the Delaware General Corporation Law and the Bylaws, as well as certain additional procedural protections. These agreements, among other things, indemnify our directors and executive officers against any and all expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement (if such settlement is approved in advance by us, which approval shall not be unreasonably withheld), actually and reasonably incurred, and any federal, state, local or foreign taxes imposed on the indemnified party as a result of the actual or deemed receipt of any payments under the indemnification agreement, for any action arising out of such person's position as our director, officer, employee, agent or fiduciary, or any of our subsidiary, or in relation to such person's service at our request as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise. Pursuant to the indemnification agreements, we will not be obligated to indemnify the indemnified party: (1) for any expenses or to advance expenses with respect to proceedings or claims initiated by the indemnified party and not by way of defense, counterclaim or crossclaim, except with respect to proceedings specifically authorized by our Board of Directors or brought to enforce a right to indemnification under the indemnification agreement, the Bylaws or any statute or law; (2) for any expenses incurred by the indemnified party with respect to any proceeding instituted by the indemnified party to enforce or interpret the agreement, if a court determines that each of the material assertions made by the indemnified party in such proceeding was not made in good faith or was frivolous; (3) with respect to any proceeding brought by us against the indemnified party to enforce or interpret the agreement, if a court determines that each of the material defenses asserted by the indemnified party was made in bad faith or was frivolous; (4) on account of any suit in which judgment is rendered against the indemnified party for the payments of profits made from the purchase or sale by the indemnified party of securities in violation of Section 16(b) of the Securities Exchange Act of 1934 and related laws; or (5) for any expenses resulting from acts, omissions or transactions for which the indemnified party is prohibited from receiving indemnification under the agreement or applicable law.

         The indemnification provision in the Certificate of Incorporation, Bylaws and the indemnification agreements entered into between us and our directors and executive officers, may be sufficiently broad to permit indemnification of our officers and directors for liabilities arising under the 1933 Act.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

            Exhibit
            Number                                    Description
           ---------    --------------------------------------------------------
             4.1*       Restated Certificate of Incorporation of Registrant.

             4.2*       Bylaws of Registrant.

             5.1 Opinion of Counsel as to legality of securities being registered.

            10.1*       2000 Stock Plan.

            10.2** 2000 Employee Stock Purchase Plan, as amended, and related subscription agreement.

             10.3 2001 Nonstatutory Stock Option Plan and related form of stock option agreement.

             23.1       Consent of Arthur Andersen LLP, Independent Auditors.

             23.2       Consent of Counsel (contained in Exhibit 5.1).

             24.1       Power of Attorney (see page II-6).
          _____________________

          (*) Incorporated by reference to Registrant's Registration Statement on Form S-1 (File No. 333-96217), as declared effective by the Securities and Exchange Commission on April 12, 2000.

         (**) Incorporated by reference to the Registrant's Registration Statement on Form S-8 (File No. 333-38532) filed on June 2, 2000.

Item 9. Undertakings.

        (a)       The undersigned Registrant hereby undertakes:

            (i)          To file, during any period in which offers or sales are
                    being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            (ii)         That, for the purpose of determining any liability
                    under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (iii)        To remove from registration by means of a
                    post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
            Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on this 1st day of November, 2001.

                                     NUANCE COMMUNICATIONS, INC.


                                     By: /s/ Graham Smith
                                         ---------------------------------------
                                                     Graham Smith
                                                     Vice President,
                                                     Chief Financial Officer and
                                                     Assistant Secretary
                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ronald A. Croen and Graham Smith, and each of them, as his attorney-in-fact, with full power of substitution in each, for him in any and all capacities to sign any amendments to this registration statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                                        Title                                     Date
----------------------------------------       ------------------------------------------          ----------------
/s/ Ronald Croen                               President and Chief Executive Officer               November 1, 2001
----------------------------------------
Ronald Croen                                   (Principal Executive Officer)

                                               Vice President, Finance, Chief Financial            November 1, 2001
/s/ Graham Smith                               Officer and Assistant Secretary (Principal
----------------------------------------
Graham Smith                                   Financial Officer and Accounting Officer)

/s/ Dr. Yogen Dalal                            Director and Chairman of the Board                  November 1, 2001
----------------------------------------
Dr. Yogen Dalal

/s/ Dr. Curtis Carlson                         Director                                            November 1, 2001
----------------------------------------
Dr. Curtis Carlson

/s/ Dr. Vinton Cerf                            Director                                            November 1, 2001
----------------------------------------
Dr. Vinton Cerf

/s/ Irwin Federman                             Director                                            November 1, 2001
----------------------------------------
Irwin Federman

              Signature                                      Title                      Date
----------------------------------------       ---------------------------------  ----------------
/s/ Alan Herzig                                Director                             November 1, 2001
--------------------------------------
Alan Herzig

/s/ Gary Morgenthaler                          Director                             November 1, 2001
--------------------------------------
Gary Morgenthaler

/s/ Philip Quigley                             Director                             November 1, 2001
--------------------------------------
Philip Quigley

                                    INDEX TO EXHIBITS
  Exhibit
  Number                               Description
-----------      ---------------------------------------------------------------
   4.1*          Restated Certificate of Incorporation of Registrant.
   4.2*          Bylaws of Registrant.
   5.1           Opinion of Counsel.
  10.1*          2000 Stock Plan.
  10.2**         2000 Employee Stock Purchase Plan, as amended, and related subscription agreement.
  10.3           2001 Nonstatutory Stock Option Plan and related form of stock option agreement.
  23.1           Consent of Arthur Andersen LLP, Independent Auditors.
  23.2           Consent of Counsel (contained in Exhibit 5.1).
  24.1           Power of Attorney (see Page II-6 of Registration Statement).

_____________

         (*)     Incorporated by reference to Registrant's Registration
Statement on Form S-1 (File No. 333-96217) declared effective by the Securities and Exchange Commission on April 12, 2000.

         (**)    Incorporated by reference to the Registrant's Registration
Statement on Form S-8 (File No. 333-38532) filed on June 2, 2000.